SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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H2Diesel Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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H2DIESEL HOLDINGS, INC.
11111 Katy Freeway, Suite 910
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 14, 2007

Dear Shareholders:

On behalf of the Board of Directors of H2Diesel Holdings, Inc., it is my pleasure to invite you to our 2007 Annual Meeting of Shareholders. The annual meeting will be held on Wednesday, November 14, 2007, at 9:00 a.m., local time, at the Westin Charlotte Hotel, 601 South College Street, Charlotte, North Carolina 28202. The annual meeting has been called for the following purposes:

1.	to elect six directors of H2Diesel Holdings, Inc.;

2.	to ratify the appointment of Imowitz Koenig & Co., LLP as our independent registered public accounting firm for 2007;

3.	to adopt our Omnibus Incentive Plan; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only shareholders of record at the close of business on October 11, 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement.

This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about October 16, 2007.

By Order of the Board of Directors,

David A. Gillespie
President and Chief Executive Officer

Dated: October 12, 2007

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

H2DIESEL HOLDINGS, INC.
2007 Proxy Statement

Table of Contents

General Information about the Annual Meeting	1
Election of Directors (Proposal 1)	4
Corporate Governance and the Board of Directors	6
Executive Officers	8
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	9
Certain Relationships and Related Transactions	11
Executive Compensation and Other Information	12
Independent Registered Public Accounting Firm	15
Ratification of the Appointment of Imowitz, Koenig & Co. LLP as Independent Registered Public Accounting Firm for 2007 (Proposal 2)	16
Approval of the Omnibus Incentive Plan (Proposal 3)	17
Section 16(a) Beneficial Ownership Reporting Compliance	23
Shareholder Proposals for the Annual Meeting in 2008	23
Annual Report	23
Other Matters	24
Appendix A

H2DIESEL HOLDINGS, INC.
11111 Katy Freeway, Suite 910
Houston, Texas 77079

Annual Meeting of Shareholders
November 14, 2007

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you own shares of our common stock or Series A Cumulative Convertible preferred stock, referred to as our Series A preferred stock. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Lee S. Rosen and David A. Gillespie as your representatives at the annual meeting. Messrs. Rosen and Gillespie will vote your shares at the annual meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete, sign and return your proxy card in advance of the annual meeting just in case your plans change.

If an issue comes up for vote at the annual meeting that is not on the proxy card, Messrs. Rosen and Gillespie will vote your shares, under your proxy, at their discretion.

Who may vote at the annual meeting?

The Board of Directors has set October 11, 2007 as the record date for the annual meeting. If you owned our common stock or Series A preferred stock, as of the close of business on October 11, 2007, you may vote at the annual meeting.

Each holder of our common stock is entitled to one vote for each share owned on the record date, including shares held directly in your name with our transfer agent as a “shareholder of record”, and held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Each holder of our preferred stock is entitled to one vote for each share of common stock issuable upon conversion of our Series A preferred stock, as of the record date. Holders of our common stock and Series A preferred stock vote together as a single class. As of October 11, 2007, there were outstanding 17,266,150 shares of common stock and 42,550 shares of Series A preferred stock (which are convertible into 1,063,750 shares of common stock).

We will pay the cost of all proxy solicitation. Officers and other employees of H2Diesel may solicit proxies by mail, personal interview, telephone or fax. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. We may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares.

How many shares must be present to hold the annual meeting?

The holders of a majority of the shares of common stock and Series A preferred stock (on an as converted basis) entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. A quorum must exist for our shareholders to vote on the proposals set forth in this proxy statement. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting. Your shares are counted as present at the annual meeting if you:

•	are present and vote in person at the annual meeting; or

•	have properly submitted a proxy card prior to the annual meeting.

What proposals will be voted on at the annual meeting?

The items scheduled to be voted on at the annual meeting are:

•	the election of six directors to the Board of Directors who will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

•	the ratification of the appointment of Imowitz Koenig & Co., LLP as our independent registered public accounting firm for 2007; and

•	the adoption of our Omnibus Incentive Plan.

We are not currently aware of any other business to be acted upon at the annual meeting. If any other matters are properly submitted for consideration at the annual meeting, including any proposal to adjourn the annual meeting, the persons named as proxies shall vote the shares represented thereby in their discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the six director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of Imowitz Koenig & Co., LLP as our independent registered public accounting firm; and

•	“FOR” the adoption of the Omnibus Incentive Plan.

How many votes are required to approve each proposal?

Proposal 1: Election of Directors

Under Florida law, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Under our bylaws, if a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless the vote of a greater number or voting by classes (i) is required by the articles of incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under Chapter 607 of the Florida statutes.

Proposal 2: Ratification of the Appointment of Imowitz, Koenig & Co. LLP as Independent Registered Public Accounting Firm for 2007
Proposal 3: Omnibus Incentive Plan

Under Florida law, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Florida Business Corporation Act require a greater number of affirmative votes. Under our bylaws, if a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless the vote of a greater number or voting by classes (i) is required by the Articles of Incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under Chapter 607 of the Florida statutes.

Holders of shares of our common stock and Series A preferred stock will vote together as a single class on all three of these proposals.

How are votes counted?

Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote.

Broker-dealers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the election of directors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers that have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes may increase the total number of shares present at the annual meeting but will not count as a vote for any proposal.

How do I vote my shares without attending the annual meeting?

A proxy for use at the annual meeting and a return envelope are enclosed. Shares of our common stock and Series A preferred stock (on an as converted basis) represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. We are not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

How do I vote my shares in person at the annual meeting?

Even if you plan to attend the annual meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you are unable to, or later decide not to, attend the annual meeting. If you are a shareholder of record, you may vote in person by marking and signing the ballot to be provided at the annual meeting. If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other shareholder of record in order to vote by ballot at the annual meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a proxy card (or other voting instructions if your shares are held in “street name”) for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	properly submitting to us a duly executed proxy bearing a later date;

•	delivering a written notice of revocation bearing a later date than your proxy card to H2Diesel Holdings, Inc., 11111 Katy Freeway, Suite 910, Houston, Texas 77079, Attention: David A. Gillespie; or

•	voting in person at the annual meeting.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Our bylaws provide that at least one and no more than ten directors shall constitute the full Board of Directors. Currently, our Board of Directors consists of six members. The Board of Directors recommends the election as directors of the six nominees listed below. The six nominees, if elected, will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

It is intended that shares represented by proxies in the accompanying form will be voted “FOR” the election of the nominees named below unless a contrary direction is indicated. If at the time of the 2007 annual meeting any of the nominees named below should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for the substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with our company currently held by the director.

Name	Age	Position
Lee S. Rosen (3)	53	Chairman of the Board of Directors

David A. Gillespie	46	President, Chief Executive Officer and Member, Board of Directors

Phillip E. Pearce (1)(2)(3)	78	Member, Board of Directors

John E. Mack (1)(2)(3)	60	Member, Board of Directors

James R. Sheppard, Jr. (1)(3)	60	Member, Board of Directors

Steven F. Gilliland (1)(2)	56	Member, Board of Directors

(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the nominating committee.

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors and director nominees, and the period during which he has served as a director.

Lee S. Rosen is the founder of H2Diesel and became its sole director and officer in March 2006. For the last five years, Mr. Rosen has been a private investor and consultant. Mr. Rosen has been involved in the financial and securities brokerage industry since 1980 and has worked as a broker dealer with a number of firms.

David A. Gillespie has served as a member of our Board of Directors and as President and Chief Executive Officer since October 2006. From 2001 to 2006, Mr. Gillespie served as a Vice President--Business Development and Asset Management of Duke Energy Corporation, a Fortune 500 energy company with business units that included regulated gas pipeline and electric utilities, natural gas liquids processing, and domestic and international merchant energy. In this position Mr. Gillespie developed and led all aspects of Duke Energy North America’s 8000 megawatt $3 billion generation business in the western United States and in Canada. Mr. Gillespie received his MBA from the Rensselaer Polytechnic Institute, Hartford, Connecticut, and his BSME from the Worcester Polytechnic Institute, Worcester, Massachusetts.

Phillip E. Pearce has served as a member of our Board of Directors since November 2006. Mr. Pearce has been a Principal with Phil E. Pearce & Associates, an independent business consulting firm since 1990. He previously served as Senior Vice President and a Director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers and was closely involved in the formation of NASDAQ. Mr. Pearce has served as a Governor of the New York Stock Exchange and a member of The Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets.

John E. Mack has served as a member of our Board of Directors since February 2007. Mr. Mack has over 30 years of international banking, financial business management and mergers and acquisitions experience, and has worked closely with investment bankers and external advisors with regard to the sale of international import-finance products to domestic customers. He currently serves as a Director of HBOSplc, an international banking group based in the United Kingdom and parent company of the Bank of Scotland, Incapital Holdings, LLC, and Strategic Solutions, Inc. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank and for more than twenty-five years Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including twelve years as Corporate Treasurer. Mr. Mack holds an MBA from the University of Virginia Darden Graduate Business School and received his AB degree in Economics from Davidson College in North Carolina.

James R. Sheppard, Jr. has served as a member of our Board of Directors since August 2007. Mr. Sheppard has been the Managing Director of the J.R. Sheppard & Company LLC since 2002. Mr. Sheppard’s current assignment, initiated by the Infrastructure Experts Group, an organization formed under the auspices of the United Nations (UN), is to arrange capital markets financing for up to two developing-country infrastructure projects as part of a Demonstration Project financed by the Swiss Agency for Cooperation and Development. In his capacity as Managing Director of J.R. Sheppard & Company LLC, Mr. Sheppard has also worked as a consultant for The World Bank on projects ranging from advising on structures to mitigate foreign exchange risk for electric power and water projects in developing countries and concerning application of partial risk guarantees in the transport sector and local capital markets financing for infrastructure. Mr. Sheppard holds a JD and an MBA from the University of North Carolina at Chapel Hill. He is a member of the North Carolina Bar and was a member of the Task Force on US Participation in Multilateral Development Banks, as well as the Financing Project Advisory Committee for the North Carolina Alternative Energy Corporation.

Steven F. Gilliland has served as a member of our Board of Directors since August 2007. Mr. Gilliland has served as the Executive Vice President of Operations for Synenco Energy Inc., a Canadian oil sands energy company, since 2004. Additionally, Mr. Gilliland is the founder, President and Chief Executive Officer of Federal Power Company, LLC, which is focused upon strategic power generation opportunities including greenfield and brownfield development, divestitures, and energy industry consulting. Mr. Gilliland was employed at Duke Energy Corporation, since 1996 in varying capacities, most recently as Senior Vice President-Asset Management for Duke Energy North America (DENA). Mr. Gilliland holds an MBA from the Harvard Business School, a Masters Degree in Architecture and Urban Planning from Princeton University and a Bachelors Degree in Architecture from the University of Virginia.

The Board of Directors recommends that shareholders vote “FOR” Proposal 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Board of Directors has the authority to manage our business and affairs. Our bylaws and applicable law permit the Board to establish committees from among its members and delegate authority to these committees for various purposes. In addition, the bylaws provide that the Board must annually appoint officers to manage the affairs of our company on a day to day basis as set forth in the bylaws or as otherwise directed by the Board. All members of the Board of Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. During the fiscal year ended December 31, 2006, the Board of Directors held two meetings after the reverse merger. All director nominees serving on our Board in 2006 after the reverse merger attended 75% or more of all Board meetings in 2006 after the reverse merger.

Committees

The Board of Directors established Audit, Compensation and Nominating Committees in March 2007. No board committees were established or held meetings in 2006. The board has not yet adopted committee charters but intends to do so in the future. Each committee reports to the Board of Directors.

Audit Committee. On March 19, 2007, the Board of Directors established and approved an Audit Committee of the Board of Directors. The Audit Committee currently consists of four members, Messrs. Mack, Pearce, Gilliland and Sheppard, all of whom are “independent directors” (as defined under Nasdaq Rule 4200(a)(15)). The Board has determined that Mr. Mack is the “audit committee financial expert” serving on the audit committee.

Compensation Committee. On March 19, 2007, the Board of Directors established and approved a Compensation Committee of the Board of Directors. The Compensation Committee currently consists of three members, Messrs. Mack, Pearce and Gilliland, all of whom are independent directors.

Nominating Committee. On March 19, 2007, the Board of Directors established and approved a Nominating Committee of the Board of Directors. The Nominating Committee currently consists of four members, Messrs. Mack, Pearce, Rosen and Sheppard.

Director Independence. With Messrs. Pearce, Mack, Sheppard and Gilliland as our “independent directors” as defined under Nasdaq
Rule 4200(a)(15), a majority of our board of directors now consists of independent directors. Among our board committees, all of the members of our Audit Committee and Compensation Committee are independent, and all but one member of our Nominating Committee is independent.

Communicating with the Board

We invite shareholders and other interested parties to communicate any concerns they may have about our company directly and confidentially with the non-management directors as a group by writing to the Non-Management Directors, c/o John Mack, H2Diesel Holdings, Inc., 11111 Katy Freeway, Suite 910, Houston, Texas 77079. It is our policy that our directors attend the annual shareholders meeting.

Code of Ethics

We have not yet adopted a Code of Ethics but intend to do so in the future. We expect our code of ethics to address a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of our assets.

Director Compensation During Fiscal Year 2006

Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Phillip E. Pearce	1,500	373,214 (2)	374,714

John Mack (3)	0	0	0

____________________

(1) Represents the dollar amount recognized for financial statement purposes with respect to fiscal year 2006 in accordance with FAS 123R.

(2) Includes options immediately exercisable for 50,000 shares of our common stock at $7.50 per share. Mr. Pearce also holds options to purchase another 50,000 shares, which vest on November 13, 2007, provided Mr. Pearce still serves as a director at such time.

(3) Does not reflect options granted to Mr. Mack during 2007. Mr. Mack holds options immediately exercisable for 50,000 shares of our common stock at $10.50 per share. Mr. Mack also holds options to purchase another 50,000 shares, which vest on February 14, 2008, provided Mr. Mack still serves as a director at such time.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Position
Lee S. Rosen	53	Chairman of the Board of Directors

David A. Gillespie	46	President and Chief Executive Officer

Michael Burstein	43	Chief Financial Officer

Andrea Festuccia	34	Chief Technology Officer

Connie Lausten, P.E.	40	Vice President of Regulatory and Legislative Affairs

David H. Goebel, Jr.	48	Vice President of Global Sourcing and Supply Chain

Set forth below are the descriptions of the backgrounds of each of our executive officers, other than Messrs. Rosen and Gillespie, whose positions and backgrounds are described above.

Michael Burstein has served as Chief Financial Officer since September 2007. Prior to his appointment at H2Diesel, Mr. Burstein served as the chief financial officer for various companies, including Xpressdocs Holdings, Inc. (February 2007 to September 2007); STM Power (April 2006 to February 2007); and S2 Systems and its successor EXSS, Inc. (2004 to 2006). At S2 Systems, a leading supplier of enterprise payment transaction solutions for the financial services sector, Mr. Burstein was responsible for managing all of the Company’s financial, legal, consulting services, and human resource activities on a global basis. Additionally, Mr. Burstein held the position of Chief Financial Officer for Navini Networks (2002-2004), a leading provider of Mobile WIMAX™ solutions, where he oversaw all of the company’s financial operations on a worldwide level. Mr. Burstein holds a Master of Business Administration and Bachelor of Science in Electrical Engineering from Southern Methodist University.

Andrea Festuccia has served as Chief Technology Officer since October 2006. Mr. Festuccia is the Director of the “Environment and Territory Business Unit” of IGEAM S.r.l. where he has worked since June 1999. Prior to his current position with IGEAM S.r.l., Mr. Festuccia was the Director of Special Research Projects at IGEAM S.r.l. Mr. Festuccia is currently an external consultant with the University “La Sapienza” of Rome, a position that he has held since 2001. He also worked as an external expert for the Minister of Foreign Affairs of Italy-Farnesina from 2002-2004 and as a general manager of Ecosystems S.r.l. from 2002-2003. He received a degree in chemical engineering from the University of Rome-”La Sapienza” in October 1996.

Connie Lausten, P.E. has served as Vice President of Regulatory and Legislative Affairs since May 2007. From 2003 to 2007, Ms. Lausten served as Manager of Federal Affairs for National Grid USA, one of the world's largest utilities.  Ms. Lausten also has served at the Federal Energy Regulatory Commission and in the United States House of Representatives on the Government Reform Committee, subcommittee for Energy Policy, Natural Resources & Regulatory Affairs. Ms. Lausten is a Licensed Professional Engineer and received a Master of Science and a Bachelor of Science degree in Mechanical Engineering from the University of Minnesota.

David H. Goebel, Jr., has served as Vice President, Global Sourcing and Supply Chain since September 2007. Mr. Goebel previously worked at MeadWestvaco, a packaging solutions and products company, as the acting Vice President, Supply Chain/Director of Customer Service. He was responsible for redesigning the corporate order-to-cash processes, strategizing organizational and process changes in capacity planning, demand forecasting, inventory management/ operations, logistics/distribution, and customer service. Additionally, for nearly 20 years, Mr. Goebel worked at ExxonMobil and its predecessor, Mobil Corporation, in many different leadership capacities including manufacturing, engineering, supply chain, operations, marketing, and sales. Mr. Goebel holds a Bachelor of Science in Microbiology from University of Minnesota along with graduate studies at both the University of Texas at Dallas and Northeastern University in Boston.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of October 5, 2007 by:

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person known by us to beneficially own more than 5% of our outstanding common stock.

As of October 5, 2007, 17,266,150 shares of our common stock were outstanding, no shares were held in treasury.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, (i) shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of October 5, 2007 are considered to be beneficially owned by such person and (ii) shares of common stock which can be acquired upon the exercise of all outstanding warrants within 60 days of October 5, 2007 are considered to be beneficially owned by such person.

Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	Lee Rosen 2006 Irrevocable Trust I 17698 Foxborough Lane Boca Raton, Florida 33496	2,090,000(3)	12.10%
Common Stock	Xethanol Corporation 1185 Avenue of the Americas, 20th Floor New York, New York 10036	5,850,000	33.88%
Common Stock	The River Trust 1877 S. Federal Highway, Suite 101 Boca Raton, Florida 33432	990,000	5.73%
Common Stock	Ferdinando Petrucci Via Stazione, 133A, Arce Frosimone, Italy	893,750	5.18%
Common Stock	David A. Gillespie*	409,375 (4)	**
Common Stock	Lee. S. Rosen* 17698 Foxborough Lane Boca Raton, Florida 33496	3,608,750(5)	19.21%
Common Stock	Andrea Festuccia*	657,500(6)	**
Common Stock	Phil E. Pearce*	100,000(7)	**
Common Stock	John Mack*	59,375(8)	**
Common Stock	Connie Lausten	25,000(9)	**
Common Stock	James Robert Sheppard, Jr.*	50,000 (10)	**
Common Stock	Steven F. Gilliland*	50,000 (11)	**
Common Stock	Michael Burstein*	75,000 (12)	**
Common Stock	David H. Goebel, Jr.	25,000 (13)	**
Common Stock	Directors and executive officers as a group (8 people)	5,010,000 (4)(5)(6)(7)(8)(10)(11)(12)	25.65%
_______________________

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after October 5, 2007, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based upon 17,266,150 shares of common stock outstanding on October 5, 2007, plus, for each person or group, any securities such person or group has the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or similar rights.

(3)	Excludes 1,618,750 shares of common stock held by trusts (including The River Trust) as to which Lee S. Rosen disclaims beneficial ownership.
(4)
Includes options immediately exercisable for 200,000 shares of our common stock at $1.50 per share, options that vest on October 18, 2007 for 200,000 shares at $1.50 per share, a warrant to purchase 3,125 shares of our common stock at $6.00 per share and 250 shares of preferred stock immediately convertible into 6,250 shares of common stock at an initial conversion price of $4.00 per share of preferred stock. Mr. Gillespie also holds options to purchase another 1.6 million shares, which vest over time or upon achievement of certain financial targets.

(5)
Includes 2,090,000 shares of common stock owned by the Lee Rosen 2006 Irrevocable Trust I, immediately exercisable options to purchase 1,500,000 shares of our common stock at $1.50 per share, a warrant to purchase 6,250 shares of our common stock at $6.00 per share and 500 shares of preferred stock immediately convertible into 12,500 shares of common stock at an initial conversion price of $4.00 per share of preferred stock. Excludes 1,618,750 shares of common stock held by trusts (including The River Trust) as to which Mr. Rosen disclaims beneficial ownership.

(6)
Includes 357,500 outstanding shares and exercisable stock options to purchase 300,000 shares of common stock at a price of $1.50 per share pursuant to Mr. Festuccia’s Employment Agreement. Mr. Festuccia’s Employment Agreement also provides for an additional grant of 200,000 stock options at a price of $1.50 per share, which vest in April 2008.

(7)
Includes options immediately exercisable for 50,000 shares of our common stock at $7.50 per share and options vesting on November 13, 2007, exercisable for another 50,000 shares at $7.50 per share, provided Mr. Pearce still serves as a director at such time.

(8)
Includes options immediately exercisable for 50,000 shares of our common stock at $10.50 per share, a warrant to purchase 3,125 shares of our common stock at $6.00 per share and 250 shares of preferred stock immediately convertible into 6,250 shares of our common stock at an initial conversion price of $4.00 per share of preferred stock. Mr. Mack also holds options to purchase another 50,000 shares, which vest on February 14, 2008, provided Mr. Mack still serves as a director at such time.

(9)
Includes options immediately exercisable for 25,000 shares of our common stock at $6.00 per share. Ms. Lausten also holds options to purchase another 180,000 shares, which vest over time or upon achievement of certain financial targets.

(10)
Includes options immediately exercisable for 50,000 shares of our common stock at $6.00 per share. Mr. Sheppard also holds options to purchase another 50,000 shares, which vest on August 22, 2008, provided Mr. Sheppard still serves as a director at such time.

(11)
Includes options immediately exercisable for 50,000 shares of our common stock at $6.00 per share. Mr. Gilliland also holds options to purchase another 50,000 shares, which vest on August 27, 2008, provided Mr. Gilliland still serves as a director at such time.

(12)
Includes options immediately exercisable for 75,000 shares of our common stock at $6.00 per share. Mr. Burstein also holds options to purchase another 675,000 shares, which vest over the next three years or upon achievement of certain performance targets, provided Mr. Burstein is still employed by the Company.

(13)
Includes options immediately exercisable for 25,000 shares of our common stock at $6.00 per share. Mr. Goebel also holds options to purchase another 225,000 shares, which vest over the next three years or upon achievement of certain performance targets, provided Mr. Goebel is still employed by the Company.

* Director or Executive Officer
** Less than 5%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions

Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2006 or subsequent thereto to which we or any of our subsidiaries were or are to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest.

We have a three year employment agreement with Mr. Rosen, Chairman of the Board. Pursuant to Mr. Rosen’s employment agreement, he will receive an initial salary of $15,000 per month and such other compensation (including participation in any bonus, incentive and benefit plans made available to executive officers) as set forth in greater detail in his employment agreement. On September 15, 2006, in consideration of (i) Mr. Rosen’s increased duties as a result of the termination of the management agreement with Xethanol and (ii) Mr. Rosen’s successful negotiation of the amendment to the license agreement, Mr. Rosen received options exercisable for 1.5 million shares of H2Diesel’s common stock at an exercise price of $1.50 per share.

Xethanol owns 5,850,000 shares of our common stock which represents approximately 34% of our outstanding common stock. We as parties to a Sublicense Agreement with Xethanol, whereby we sublicensed our bio-diesel technology to Xethanol, and a Technology Agreement that provides Xethanol access to the formula under certain circumstances. The Sublicense Agreement and the Technology Agreement are described under the caption “Description of Business”. We are also party to a registration rights agreement with Xethanol that requires us, upon the written request of Xethanol, but not prior to a specified date, to file a registration statement with the SEC in form and substance sufficient to facilitate the spin off to Xethanol’s stockholders of the shares of common stock issued to Xethanol in the merger.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to the Company.

Transactions with Promoters

The Company did not expressly engage a promoter at the time of its formation. The Company has used selling agents and consultants from time to time. The terms of those arrangements have been disclosed in previous filings with the Securities and Exchange Commission.

Pre-Merger Relationships

Our parent company was a party to certain relationships with related parties prior to the reverse merger in October 2006. None of those relationships are still continuing. They include the following:

Prior to the merger, the offices of Wireless Holdings were located at 301 North Ocean Blvd., Pompano Beach, Florida 33062. This space was provided to us at no charge by Mr. Hess, who was our sole officer, director and majority stockholder prior to the merger. This space would have cost us $600 per month. Also, as of December 31, 2005, Wireless Holdings received loans, which totaled $215,944.72 from Mr. Hess as working capital for ongoing operations. These loans were non-interest bearing and were due on demand. The loans were repaid as part of the transaction in which we acquired Mr. Hess’ shares and we sold him the assets of our prior business.

Because Mr. Hess continued to serve as a director until we completed our compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder following the merger, we entered into an indemnification agreement with Mr. Hess whereby we agreed to indemnify Mr. Hess to the fullest extent permitted by law for any proceedings that he becomes involved in as a result of his serving as a director after the effective time of the merger.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

H2Diesel was formed on February 28, 2006 and its business and activities began in March 2006 when H2Diesel entered in the License Agreement with the Inventor. Accordingly, no compensation was paid to its executive officers during fiscal year ending December 31, 2005. The compensation of our named executive officers in 2006 is described below.

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated.

Name and Principal Position (1)	Year	Salary ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

David A. Gillespie, President &	2006	51,077	172,395	0	223,472
Chief Executive Officer	2005	0	0	0	0

Lee S. Rosen, Chairman of the	2006	30,000	785,863	105,000(3)	920,863
Board	2005	0	0	0	0

Andrea Festuccia, Chief	2006	112,500	97,871(4)	0	210,371
Technology Officer	2005	0	0	0	0

Joseph Hess, Former Chief	2006	0	0	0	0
Executive Officer (5)	2005	0	0	0	0

Michael Burstein, Chief	2006	0	0	0	0
Financial Officer (6)	2005	0	0	0	0
_________________________

(1)	Each of our named executive officers has served in the respective capacities listed above since October 20, 2006, the effective date of the Merger other than Mr. Hess who resigned as of such date.

(2)	Represents the dollar amount recognized for financial statement purposes with respect to fiscal year 2006 in accordance with FAS 123R.

(3)	Represents consulting fees we paid to Mr. Rosen for services rendered to the Company prior to the Merger.

(4)	In connection with the Private Placement, the exercise price for all of Mr. Festuccia’s 500,000 options was reduced from $3.75 per share to $1.50 per share.

(5)
In connection with the Merger, we paid an aggregate of $300,000 to Mr. Hess in consideration of the payment in full of all indebtedness owed by the Company to Mr. Hess in the amount of $215,945 and the sale to us of 29,075,000 shares of Company common stock, which shares were then cancelled at the closing of the Merger. Immediately following the closing of the Merger and pursuant to the Acquisition Agreement and as part of the consideration for the repurchase of Mr. Hess’ shares, we sold to Mr. Hess all of the capital stock of Action Wireless.

(6)
Mr. Burstein joined H2Diesel in September 2007 as the Chief Financial Officer and no compensation was paid to him in 2006. Further details of Mr. Burstein’s compensation are described in the employment agreement summary set forth below.

Outstanding Equity Awards at Fiscal Year-End Table

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David A. Gillespie, President & Chief Executive Officer(1)	200,000	1,800,000	$1.50	October 18, 2016

Lee S. Rosen, Chairman of the Board	1,500,000	0	$1.50	September 15, 2016

Andrea Festuccia, Chief Technology Officer(2)	100,000	400,000	$1.50	September 19, 2016

Joseph Hess, Former Chief Executive Officer	0	0	N/A	N/A

Michael Burstein, Chief Financial Officer	0	0	N/A	N/A
___________________________________

(1)
Of the 1,800,000 options to purchase common stock, 600,000 are time based options and 1,200,000 are performance based options. The 600,000 time based options vest as follows: 200,000 on October 18, 2007; 200,000 on October 18, 2008; and 200,000 on October 18, 2009. The 1,200,000 performance based options vest contingent upon the achievement of certain financial targets determined at the end of each fiscal year as follows: 400,000 on December 31, 2007; 400,000 on December 31, 2008; 400,000 on December 31, 2009.

(2)	The 400,000 options to purchase common stock vest as follows: 200,000 on April 1, 2007 and 200,000 on April 1, 2008.

Employment Agreements

On October 18, 2006, we entered into a three-year employment agreement with David A. Gillespie, a former Vice President--Business Development and Asset Management of Duke Energy Corporation in Houston, Texas. Under the terms of the employment agreement, from the Effective Date Mr. Gillespie replaced Lee S. Rosen as H2Diesel’s President and Chief Executive Officer and receives an initial salary of $20,000 per month and received a grant of 800,000 stock options at an exercise price of $1.50 per share, of which 200,000 vested immediately and the balance vest in three annual installments. Mr. Gillespie will also receive an additional 1,200,000 “performance vesting” options at an exercise price of $1.50 per share, which vest in three equal annual installments beginning on December 31, 2007, subject to certain performance targets being achieved during the preceding annual period. The employment agreement provides for a relocation expense reimbursement of up to $50,000 and provides for participation in our executive bonus plan, with a maximum eligible bonus during 2007 targeted at 50% of Mr. Gillespie’s annual salary. The agreement includes other customary terms, including participation in any incentive and benefit plans made available to executive officers. The employment agreement will automatically renew for successive one year periods unless we elect to terminate the agreement upon not less than 270 days notice prior to the expiration of the then current term.

On September 1, 2007, the Company entered into an employment agreement with Michael Burstein as Chief Financial Officer. Under the terms of the employment agreement, from the Effective Date, Mr. Burstein receives an initial salary of $18,750 per month and a grant of 300,000 stock options at an exercise price of $6.00 per share, of which 75,000 vested immediately, and the balance vest in three equal annual installments. Mr. Burstein will also receive an additional 400,000 “performance-vesting” options at an exercise price of $6.00 per share, which vest with respect to 75,000 options on December 31, 2007 and the remainder in three equal annual installments beginning on December 31, 2008, subject to certain performance targets being achieved during the preceding annual period. The employment agreement provides for a relocation expense reimbursement of up to $50,000 and provides for participation in our executive bonus plan, with a maximum eligible bonus of 50% of Mr. Burstein’s base salary. The agreement includes other customary terms, including participation in any incentive and benefit plans made available to executive officers. The employment agreement will automatically renew for successive one year periods unless we elect to terminate the agreement upon not less than 270 days notice prior to the expiration of the current term.

On May 5, 2006, H2Diesel entered into an employment agreement with Mr. Rosen, whereby Mr. Rosen was employed as the chairman of our board of directors for a term of three years, which is automatically extended for additional one-year terms unless notice of termination is given at least ninety days prior to the end of the term by either Mr. Rosen or the Company.

On September 19, 2006, H2Diesel entered into an amended and restated employment agreement with Mr. Festuccia, whereby Mr. Festuccia was employed as the Chief Technology Officer for a term expiring on April 1, 2009, which is automatically extended for additional one-year terms unless notice of termination is given at least ninety days prior to the end of the term by either Mr. Festuccia or the Company.

The employment agreements of Messrs. Rosen and Festuccia provide that they will initially receive a fixed base salary at an annual rate of $180,000 and $150,000, respectively and customary employee benefits. Each employment agreement provides that if the board of directors establishes an incentive compensation plan or a bonus plan, Messrs. Rosen and Festuccia will be eligible to participate in such incentive compensation plan and bonus plan. In addition, Mr. Festuccia’s agreement also provides for a grant of 500,000 stock options at a price of $1.50 per share, of which 100,000 vest immediately and the balance vest in two annual installments.

Each employment agreement requires the executive to adhere to our policy that (a) prohibits an executive from disclosing confidential information regarding the Company, and (b) confirms that all intellectual property developed by an executive and relating to the Company’s business constitutes the sole and exclusive property of the Company.

The employment agreements for Messrs. Gillespie and Burstein provide that such executive’s employment may be terminated by the Company upon death, disability, for “cause,” and “without cause” and that such executive can resign from the Company with or without good reason or retire. Upon the death of such executive, such executive’s employment will automatically terminate and (i) any vested options may be exercised on or before the expiration date of such options (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) the executive’s legal representatives shall receive (A) such executive’s compensation that is earned but unpaid and (B) any other amounts or benefits owing to such executive under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Mr. Gillespie’s or Mr. Burstein’s employment is terminated without cause or by Messrs. Gillespie and Burstein for good reason, then each shall receive (i) his base salary and bonus, if any (with the achievement of bonus targets presumed), for the time period that is remaining under his employment agreement or 12 months, whichever amount is less; (ii) such executive’s Equity Compensation, including all unvested time vesting options and the next unvested tranche of performance vesting options; and (iii) such executive’s Accrued Amounts. If Mr. Gillespie’s or Mr. Burstein’s employment is terminated because he is disabled, then he shall receive (i) his base salary, for the time period that is remaining under his employment agreement or six months, whichever amount is less; (ii) such executive’s Equity Compensation, including the next unvested tranche of performance vesting options; and (iii) such executive’s Accrued Amounts. If Mr. Gillespie or Mr. Burstein is terminated by the Company for “cause,” then each shall receive the Accrued Amounts and may exercise his vested options for a period of thirty days. If Messrs. Gillespie and Burstein resign without good reason or retires then each shall receive the Accrued Amounts.

The employment agreements for Messrs. Gillespie and Burstein also provide that in the event that a “Change of Control” (as defined in the agreement) of the Company shall occur during the term of his employment agreement, and within 12 months thereafter his employment is terminated without cause or by him for good reason, then (1) his severance compensation will be as set forth above for termination without cause or by him for good reason, as the case may be, and (2) all his unvested time vesting options and performance vesting options will vest and remain exercisable for the balance of the option term.

The employment agreements for Messrs. Rosen and Festuccia provide that such executive’s employment may be terminated by the Company upon death, disability, for “cause,” and “without cause” and that such executive can resign from the Company with or without good reason or retire. Upon the death of such executive, such executive’s employment will automatically terminate and (i) any unvested equity compensation granted to such executive shall immediately vest and any vested options may be exercised on or before the earlier of (A) the expiration date of such options and (B) twelve months after such executive’s death (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) the executive’s legal representatives shall receive (A) such executive’s compensation that is earned but unpaid and (B) any other amounts or benefits owing to such executive under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Mr. Rosen or Mr. Festuccia’s employment is terminated without cause, because such executive is disabled or if such executive resigns for good reason, then such executive shall receive (i) such executive’s base salary for the time period that is remaining under such executive’s employment agreement or six months, whichever amount is less; (ii) such executive’s Equity Compensation; and (iii) such executive’s Accrued Amounts. If either Mr. Rosen or Mr. Festuccia is terminated by the Company for “cause,” resigns without good reason or retires, then such executive shall receive the Accrued Amounts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the fiscal years ended December 31, 2006, the Company was billed or expects to be billed by our independent registered public accounting firm, Imowitz Koenig & Co., LLP, for the following fees (data for prior periods has not been provided because it relates to the Company’s discontinued operations and therefore does not provide meaningful disclosure):

2006
Audit Fees	$136,620
Audit-Related Fees	22,241
Tax Fees	—
All Other Fees	—

Total	$ 158,861

Audit Fees

We were billed an aggregate of $64,140 by Imowitz Koenig & Co., LLP for H2Diesel’s June 30, 2006 audit and for the review of the financial statements included in our September 30, 2006 quarterly report on Form 10-QSB. Fees for the audit of our December 31, 2006 year end financial statements were $72,480.

Audit-Related Fees

In 2006, we were billed by Imowitz Koenig & Co., LLP $22,241 for assurance and related services that were reasonably related to the performance of Imowitz Koenig & Co., LLP’s audit and review of our consolidated financial statements and not reported under the caption “Audit Fees” that relate to reviews of our registration statements.

Tax Fees

In 2006, Imowitz Koenig & Co., LLP did not perform any tax services (including services for federal, state and international tax compliance, tax planning and tax consultation, but excluding tax services rendered in connection with the audit).

All Other Fees

In 2006, Imowitz Koenig & Co., LLP did not perform any services for us other than those described above.

Audit Committee’s Pre-Approval Policies and Procedures

Our audit committee was established on March 19, 2007 and has not yet established pre-approval policies and procedures applicable to the audit committee.

Representatives of Imowitz Koenig & Co., LLP are expected to be present by telephone at the 2007 annual meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RATIFICATION OF THE APPOINTMENT OF IMOWITZ KOENIG & CO. LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007
(Proposal 2)

The Audit Committee of the Board of Directors has appointed the firm of Imowitz Koenig & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Shareholder ratification of Proposal 2 is not required by the bylaws or otherwise. However, the Board of Directors is submitting Proposal 2 to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify Proposal 2, the Audit Committee will reconsider whether or not to retain Imowitz Koenig & Co., LLP. Even if Proposal 2 is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and shareholders.

Representatives of Imowitz Koenig & Co., LLP are expected to be present by telephone at the 2007 annual meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that shareholders vote “FOR” Proposal 2.

APPROVAL OF THE
OMNIBUS INCENTIVE PLAN
(Proposal 3)

Our Board of Directors approved our Omnibus Incentive Plan on October 10, 2007, subject to approval from our shareholders at the annual meeting. We are asking our shareholders to approve our Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of Omnibus Incentive Plan participants with those of our shareholders.

On the record date, the number of shares of common stock reserved for issuance under the Omnibus Incentive Plan was equal to the sum of two million seven hundred thousand (2,700,000) shares of common stock plus any shares of common stock available for grant (including shares which become available due to forfeitures of outstanding options or other awards) under the Company’s Stock Compensation Plan. On the record date, the closing price of our common stock was $7.40 per share. There are currently no participants in the Omnibus Incentive Plan. Because participation and the types of awards under the Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Omnibus Incentive Plan is approved are not currently determinable. On the record date, there were approximately six employees, all of whom are full time executives, and four non-employee directors of the Company and its subsidiaries who were eligible to participate in the Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the Omnibus Incentive Plan.

The Board of Directors recommends that shareholders vote “FOR” Proposal 3.

Description of the Plan

A description of the provisions of the Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Omnibus Incentive Plan, a copy of which is attached as Annex A to this proxy statement.

Administration. The Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Omnibus Incentive Plan.

Eligibility. Awards may be made under the Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Awards. The Compensation Committee may award:

•	restricted stock, which are shares of common stock subject to restrictions.

•	options to purchase shares of common stock.

•	stock units, which are common stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

•
stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•
performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

•	cash.

•
other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

Options. The Omnibus Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the grant date or other determination date. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)  the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)  the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)  the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(iv)  the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales;

•	achievement of specific project and business development milestones;

•	achievement of capital raising targets;

•	achievement of specific legislative or regulatory objectives regarding tax incentives or other government policies; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the Omnibus Incentive Plan to any person is one million (1,000,000) per year. The maximum number of shares of common stock that can be awarded under the Omnibus Incentive Plan to any person, other than pursuant to an option, is one million (1,000,000) per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $500,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in common stock under the Omnibus Incentive Plan. Upon exercising a stock appreciation right that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G). To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of such reports, we believe that our directors, executive officers and greater than 10% beneficial owners complied with all filing requirements under Section 16 for fiscal 2006 on a timely basis.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

Shareholder proposals for the 2008 annual meeting of shareholders must be received at our principal executive offices by February 1, 2008 to be considered timely or to be eligible for inclusion in the proxy materials. A shareholder who wishes to present a proposal at the 2008 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to our principal executive offices by February 1, 2008.

ANNUAL REPORT

A copy of our 2006 annual report to shareholders, which includes our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, is enclosed. Our 2006 annual report and 2006 Form 10-KSB are also available through our website at http://www.h2diesel.net/investorrelations.html. Our annual report and Form 10-KSB are not proxy soliciting materials.

OTHER MATTERS

The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors

David A. Gillespie
President and Chief Executive Officer

Dated: October 12, 2007

APPENDIX A

__________________________________________________________________

H2DIESEL HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN
__________________________________________________________________

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10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS		A-14
10.1.	Grant of Restricted Stock or Stock Units.	A-14
10.2.	Restrictions.	A-14
10.3.	Restricted Stock Certificates.	A-14
10.4.	Rights of Holders of Restricted Stock.	A-14
10.5.	Rights of Holders of Stock Units.	A-15
10.5.1.	Voting and Dividend Rights.	A-15
10.5.2.	Creditor’s Rights.	A-15
10.6.	Termination of Service.	A-15
10.7.	Purchase of Restricted Stock.	A-15
10.8.	Delivery of Stock.	A-15
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS		A-16
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		A-16
12.1.	General Rule.	A-16
12.2.	Surrender of Stock.	A-16
12.3.	Cashless Exercise.	A-16
12.4.	Other Forms of Payment.	A-16
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		A-17
13.1.	Dividend Equivalent Rights.	A-17
13.2.	Termination of Service.	A-17
14. TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS		A-17
14.1.	Grant of Performance Units/Performance Shares.	A-17
14.2.	Value of Performance Units/Performance Shares.	A-17
14.3.	Earning of Performance Units/Performance Shares.	A-18
14.4.	Form and Timing of Payment of Performance Units/Performance Shares.	A-18
14.5.	Performance Conditions.	A-18
14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.	A-18
14.6.1.	Performance Goals Generally.	A-18
14.6.2.	Timing For Establishing Performance Goals.	A-19
14.6.3.	Settlement of Awards; Other Terms.	A-19
14.6.4.	Performance Measures.	A-19
14.6.5.	Evaluation of Performance.	A-21
14.6.6.	Adjustment of Performance-Based Compensation.	A-21
14.6.7.	Board Discretion.	A-21
14.7.	Status of Section Awards Under Code Section 162(m).	A-21
15. PARACHUTE LIMITATIONS		A-22
16. REQUIREMENTS OF LAW		A-22

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16.1.	General.	A-22
16.2.	Rule 16b-3.	A-23
17. EFFECT OF CHANGES IN CAPITALIZATION		A-23
17.1.	Changes in Stock.	A-23
17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.	A-24
17.3.	Corporate Transaction.	A-24
17.4.	Adjustments.	A-25
17.5.	No Limitations on Company.	A-26
18. GENERAL PROVISIONS		A-26
18.1.	Disclaimer of Rights	A-26
18.2.	Nonexclusivity of the Plan	A-26
18.3.	Withholding Taxes	A-26
18.4.	Captions	A-27
18.5.	Other Provisions	A-27
18.6.	Number and Gender	A-27
18.7.	Severability	A-27
18.8.	Governing Law	A-27
18.9.	Section 409A of the Code	A-28

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H2DIESEL HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN

H2Diesel Holdings, Inc., a Florida corporation (the “Company”), sets forth herein the terms of its Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or adviser providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share, Performance Unit or cash award under the Plan.

2.4  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means H2Diesel Holdings, Inc.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15  “Effective Date” means ______ __, 2007, the date the Plan is approved by the Board.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29  “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31  “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32  “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33  “Plan” means this H2Diesel Holdings, Inc. 2007 Omnibus Incentive Plan.

2.34  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37  “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.38  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39  “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41  “Stock” means the common stock, par value $.001 per share, of the Company.

2.42  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.43  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.44  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45  “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.46  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47  “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5.	Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be two million seven hundred thousand (2,700,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.	Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan. Furthermore, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;
(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year; and
(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $500,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $500,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

        The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies;

(r) completion of divestitures and asset sales;

(s) achievement of specific project and business development milestones;

(t) achievement of capital raising targets;

(u) achievement of specific legislative or regulatory objectives regarding tax incentives or other government policies; and

(t) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

 The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.	Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Florida, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code

The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of October 10, 2007, and approval of the Plan by the stockholders on __________ __, 2007, the Company has caused its authorized officer to execute the Plan.

H2Diesel Holdings, Inc.

By: ________________________
Title: ________________________

PROXY

H2DIESEL HOLDINGS, INC.

11111 Katy Freeway, Suite 910
Houston, Texas 77079

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Lee S. Rosen and David A. Gillespie, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock and Series A preferred stock of H2Diesel Holdings, Inc. held of record by the undersigned on October 11, 2007 at the 2007 Annual Meeting of Shareholders to be held on November 14, 2007 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒ Please mark votes as in this example

1.	Election of Six Directors, Nominees:

(01) Lee S. Rosen, (02) David A. Gillespie, (03) Phillip E. Pearce, (04) John E. Mack, (05) James R. Sheppard, Jr., (06) Steven F. Gilliland

FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐

☐

For all nominees except those nominees whose number is noted above

	FOR	AGAINST	ABSTAIN
2. Ratify the appointment of Imowitz Koenig & Co., LLP as independent registered public accounting firm.	☐	☐	☐

3. Adopt the Omnibus Incentive Plan.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                      Date:
Signature:                              Date: